EXHIBIT 16



Story & Company, P.C.
Certified Public Accountants
5205 E. Weaver Avenue
Centennial, Colorado 80121_______________________________________(303) 267-0017
                                                       Facsimile (303) 290-0935
                                                       Toll-Free (888) 785-9704




January 17, 2005


United States
Securities And Exchange Commission
Washington, D.C. 20549
                                                 Monet Entertainment Group, Ltd.
                                                                  EIN 84-1391993

Dear Sirs:

At the request of Monet Entertainment Group, Ltd, we have reviewed Item 4.01 Change in Registrant's Certifying Accountant of their Form 8-K dated January 17, 2005.

We concur with the representations made in the second and third paragraphs therein.


Sincerely,


/s/ Brian L. Story
-------------------------------
Brian L. Story, CPA
President, Story & Company, P.C.